UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earlier event reported): April 13, 2006

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1331 17th Street, Suite 720 Denver, Colorado		80202-1557
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (303) 298-8008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2006, the Board of Directors (the “Board”) of Rentech, Inc. (“Rentech” or the “Company”) approved a new compensation plan for the Company’s outside directors as recommended to the Board by the Compensation Committee. The Compensation Committee reviewed the compensation plan for the Company’s outside directors and that of similarly situated companies assuming the closing of Rentech’s proposed acquisition of Royster-Clark Nitrogen, Inc. In preparing its recommendation to the Board, the Compensation Committee reviewed information provided by the National Association of Corporate Directors and the Employment Cost Index among others.

The new compensation plan for outside directors provides for an annual retainer of $20,000 to be paid in quarterly installments to each outside director. Additional cash compensation is provided for participation in committees of the Board, up to a maximum of $15,000 per year for all committee work. The Chairman of the Board and the Chairman of the Audit Committee will receive $15,000 per year; the Chairman of the Compensation and the Chairman of the Nominating Committee will receive $7,500 per year; and regular committee members will receive $4,000 per year. Directors will be reimbursed for all reasonable out-of-pocket expenses incurred in their capacity as directors. No additional cash fees will be paid to directors for attendance at Board or committee meetings.

Each new member of the Board will be granted a five-year, fully-vested option to purchase 20,000 shares of the Company’s common stock at the fair market value of the Company’s common stock on the date of grant, as determined in accordance with the Company’s 2006 Incentive Award Plan (the “Incentive Plan”). Each director serving immediately following the Company’s annual meeting of shareholders shall also be granted the number of shares of restricted Company common stock obtained by dividing $40,000 by the fair market value of the Company’s common stock on the date of grant, as determined in accordance with the Incentive Plan, rounded up to the nearest 100 shares. The restricted stock awards will vest in four equal installments on the last day of each of the Company’s first four fiscal quarters following the date of grant, subject to the director’s continued Board service through each such date. Each director serving immediately following the Company’s annual meeting of shareholders shall also be granted a stock option with a six-year term to purchase 15,000 shares of the Company’s common stock at an exercise price equal to the fair market value of a share of the Company’s common stock on the date of grant, determined in accordance with the Incentive Plan. The stock option will vest in a single installment on the one year anniversary of the date of grant, subject to the director’s continued Board service through such date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: April 19, 2006	By:
/s/ Amanda Darby

Amanda M. Darby
Secretary and General Counsel

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